News Release

Berry Announces Second Quarter 2024 Results

Second Quarter Highlights

•	GAAP: Net sales of $3.1 billion; Operating income of $208 million; Earnings per share of $0.98
•	Non-GAAP: Operating EBITDA of $522 million; Adjusted earnings per share of $1.95
•	Second quarter volume and earning results in-line with expectations; Strong April volumes provides confidence for low-single digit volume growth outlook in 2H
•	Increased cost savings program target by 18% or an additional $25 million
•
Continued progress in portfolio optimization with two divestitures closed; proceeds could exceed $2 billion in cash from strategic divestitures over the next year ($1 billion from previously announced merger and $1 billion from future portfolio optimization opportunities)

•	Reaffirming fiscal 2024 outlook: Adjusted EPS of $7.35 - $7.85 and free cash flow of $800 - $900 million

Kevin Kwilinski, Berry’s CEO said, “Berry once again produced solid financial results, consistent with our expectations.  Our teams executed well, offsetting an extended period of sluggish macroeconomic demand along with persistent inflation in our primary raw material to start fiscal 2024.  We undertook additional structural enhancements across our businesses and increased our original cost savings target of $140 million to $165 million. We continue to expect a $55 million contribution from the program in fiscal 2024 with the additional $25 million to be realized in fiscal 2025.  Moving forward, we remain steadfast in our commitment to prudent management and strategic advancement.

During the quarter, operating EBITDA margins demonstrated sequential improvement compared to the prior quarter across all four business segments. Our year-to-date results reinforce our trajectory toward achieving our fiscal 2024 guidance—a reaffirmation we made today. We maintain confidence in the underlying strength of our businesses.  Reinforced by strong April volumes, we continue to expect low-single digit volume growth in the second half of this fiscal year.  As market volumes continue to recover, we anticipate incremental earnings benefits from more efficient asset utilization.  I am excited by the tremendous growth and operational excellence opportunities ahead. We’re focusing on three key efforts: optimizing our portfolio to accelerate growth and deleveraging, implementing our lean transformation, and driving growth by enhancing our commercial excellence.

Our firm dedication lies in delivering long-term value to our shareholders. In 2024, we will continue our focus on driving shareholder value and prioritizing debt repayment. Additionally, we remain committed to returning capital to shareholders through further share repurchases and dividend payments.”

Key Financials (1)
	March Quarter		March YTD
GAAP results	2024	2023	2024	2023
Net sales	$3,076	$3,288	$5,929	$6,348
Operating income	208	301	365	511
EPS (diluted)	0.98	1.42	1.48	2.27

	March Quarter		Reported	Comparable	March YTD		Reported	Comparable
Adjusted non-GAAP results	2024	2023	%	%	2024	2023	%	%
Net sales	$3,076	$3,288	(6%)	(7%)	$5,929	$6,348	(7%)	(8%)
Operating EBITDA	522	541	(4%)	(5%)	953	984	(3%)	(5%)
Adjusted EPS (diluted)	1.95	1.96	(1%)	(2%)	3.17	3.26	(3%)	(5%)

(1)
Adjusted non-GAAP results exclude items not considered to be ongoing operations.  March 2024 quarter included a $57 million loss on divestitures and business integration expenses primarily associated with our cost reduction efforts process of $30 million.  In addition, comparable change % excludes the impacts of foreign currency, acquisitions, and recent divestitures.  Further details related to non-GAAP measures and reconciliations can be found under our “Non-GAAP Financial Measures and Estimates” section and in reconciliation tables in this release.  In millions of USD, except per share data.

Financial Results – Second Quarter 2024

Consolidated Overview
Net sales decreased 6% to $3.1 billion as the pass-through of lower resin prices had a 5% negative impact.  Volumes declined 2%, which was in line with our expectations and all four operating segments showed sequential volume improvement over the first quarter.

Operating income declined compared to the prior year quarter, reaching $208 million.  The decrease was primarily attributable to goodwill write-offs related to recent divestitures within our Consumer Packaging International segment, an unfavorable impact from volume and an unfavorable impact from price-cost spread related to the timing of passing through resin costs.

Consumer Packaging – International
Net sales decreased 9% to $968 million due to a negative impact from the pass-through of lower resin prices and the impact of completed divestitures.  Volumes were relatively flat at 1% lower than the prior year with both consumer and industrial markets improving sequentially.

Operating income declined to $3 million, primarily due to goodwill write-offs related to recent divestitures and a modest unfavorable impact from volumes.

Consumer Packaging – North America
Net sales decreased 3% to $751 million driven by a 3% volume decline.  Sequentially, volumes improved, led by our food, beverage, personal care, home care and industrial markets while foodservice markets saw modest declines.  Consumer demand remained soft primarily due to inflation.

Operating income decreased to $77 million, mainly attributable to an unfavorable impact from the price-cost spread related to the timing of passing through resin costs and a modest unfavorable impact from volumes.

Flexibles
Net sales decreased by 9%, reaching $711 million, resulting from a 4% volume decline and a negative impact from the pass-through of lower resin prices.  The volume decline was split between our concentrated effort to improve our product mix, along with softer demand in our North American markets.  However, this was partially offset by positive growth of 2% in European flexible markets, particularly led by agricultural films.

Operating income remained similar to the prior year quarter, coming in at $95 million.  While positive mix improvements contributed, they were partially offset by the volume decline.

Health, Hygiene & Specialties
Net sales decreased by 5% totaling $646 million.  The decline was primarily due to the pass-through of lower resin prices and a 2% volume decline.  Notably, the surgical suite and hard-surface disinfectant wipe markets delivered solid volume growth.  Our hygiene and specialty markets experienced modest declines compared to prior year, but demonstrated sequential growth from the December quarter.

Operating income remained relatively flat compared to the prior year quarter at $33 million.

Cash Returns to Shareholders

Berry generates significant cash flow and is committed to returning capital to shareholders. This annual cash flow provides substantial capacity to simultaneously reinvest in the business for organic growth, pay down debt, pursue bolt-on acquisitions, and return cash to shareholders through a compelling dividend as well as share repurchases.  The Company expects to be within its leverage target of 2.5x – 3.5x by the end of fiscal 2024, while also returning cash to shareholders during the year, through continued share repurchases and dividends, subject to market conditions, available cash on hand and cash needs, overall financial condition, and other factors considered relevant by our Board of Directors.

Dividend and Share Repurchases

As previously announced, Berry’s Board of Directors declared a quarterly cash dividend of $0.275 per share payable on June 17, 2024 to stockholders of record as of June 3, 2024.  During the second quarter of fiscal 2024, Berry repurchased 1.4 million shares for $81 million, leaving $354 million authorized for share repurchases at the end of the second fiscal quarter.  Berry may repurchase shares through the open market, privately negotiated transactions or other programs, subject to market conditions.  The Company continues to expect to make repurchases during the fiscal year while primarily focusing on lowering our leverage.  Share repurchases are subject to market conditions, available cash on hand and cash needs, overall financial condition, and other factors considered relevant by our Board of Directors.

Announcement of Combination of Berry’s Health, Hygiene and Specialties Global Nonwovens and Films Business with Glatfelter Corporation

In February, the Company announced plans for a tax-free spin-off and merger of the majority of its HH&S segment to include its global nonwovens and films business with Glatfelter Corporation (“GLT”) to create a global leader in specialty materials.  Upon the completion of the transaction, Berry shareholders are expected to own approximately ninety percent of the newly combined company.  The transaction valued the combined company at $3.6 billion on an enterprise value basis.  In April, the Company achieved a regulatory milestone with the expiration of the required waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act.  The transaction is subject to further certain customary closing conditions and regulatory approvals including, but not limited to, approval by GLT shareholders, the effective filing of related registration statements, completion of a tax-free spin-off and receipt of certain required anti-trust approvals.

“This announcement is the culmination of a comprehensive review to determine the highest value alternative for Berry shareholders.  We believe these two businesses can drive significant value for their respective stakeholders with more focused portfolios, positioning each for greater success.  Berry will now become a pure-play leading supplier of innovative, sustainable global packaging solutions and we believe this focus will result in an even more predictable, stable earnings and growth profile for Berry. This proposed transaction is a significant step in the optimization of our portfolio and allows Berry’s management team to be one hundred percent laser-focused on driving consistent long-term growth with a more simplified and aligned portfolio,” stated Kevin Kwilinski, Berry’s CEO.

Fiscal Year 2024 Guidance - Reaffirmed

•	Adjusted earnings per share range of $7.35 - $7.85
•	Cash flow from operations range of $1.35 - $1.45 billion; free cash flow range of $800-$900 million
•	Committed to debt reduction along with returning capital to shareholders through share repurchases and dividends

Investor Conference Call
The Company will host a conference call today, May 9, 2024, at 10 a.m. U.S. Eastern Time to discuss our second fiscal quarter 2024 results.  We expect the call to last approximately one hour.  This call will be webcast live on Berry’s website at https://ir.berryglobal.com/financials.  A new, simplified event registration and access provides two ways to access the call.  A replay of the webcast will be available via the same link on our website approximately two hours after the completion of the call.

By Telephone
Participants may register for the call here now or any time up to and during the time of the call, and will immediately receive the dial-in number and a unique pin to access the call. While you may register at any time up to and during the time of the call, you are encouraged to join the call 10 minutes prior to the start of the event.

Via the Internet
The conference call and accompanying webcast slides will also be broadcast live over the internet. To access the event, click on the following link: https://ir.berryglobal.com/financials.  A replay of the webcast will be available via the same link on our website approximately two hours after the completion of the call.

About Berry
At Berry Global Group, Inc. (NYSE: BERY), we create innovative packaging solutions that we believe make life better for people and the planet. We do this every day by leveraging our unmatched global capabilities, sustainability leadership, and deep innovation expertise to serve customers of all sizes around the world. Harnessing the strength in our diversity and industry-leading talent of over 40,000 global employees across more than 250 locations, we partner with customers to develop, design, and manufacture innovative products with an eye toward the circular economy. The challenges we solve and the innovations we pioneer benefit our customers at every stage of their journey. For more information, visit our website, or connect with us on LinkedIn or X.

Non-GAAP Financial Measures and Estimates
This press release includes non-GAAP financial measures such as operating EBITDA, Adjusted operating income, Adjusted earnings per share (or adjusted EPS), free cash flow, and comparable basis net sales, comparable adjusted EPS and comparable operating EBITDA.  A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth at the end of this press release.  Information reconciling forward-looking adjusted EPS and free cash flow is not provided because such information is not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including debt refinancing activity or other non-comparable items.  These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.

Forward Looking Statements
Statements in this release that are not historical, including statements relating to the expected future performance of the Company as well as estimates and statements as to the expected timing, completion and effects of the proposed transaction between Berry and Glatfelter, are considered “forward looking” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “outlook,” “anticipates” or “looking forward,” or similar expressions that relate to our strategy, plans, intentions, or expectations.  All statements we make relating to estimates and statements about the benefits of the Glatfelter transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts, as well as statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, and financial results or to our expectations regarding future industry trends are forward-looking statements.  In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.

Our actual results may differ materially from those that we expected due to a variety of factors, including without limitation: (1) risks associated with our substantial indebtedness and debt service; (2) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices to our customers on a timely basis; (3) risks related to acquisitions or divestitures and integration of acquired businesses and their operations, and realization of anticipated cost savings and synergies; (4) risks related to international business, including transactional and translational foreign currency exchange rate risk and the risks of compliance with applicable export controls, sanctions, anti-corruption laws and regulations; (5) increases in the cost of compliance with laws and regulations, including environmental, safety, and climate change laws and regulations; (6) labor issues, including the potential labor shortages, shutdowns or strikes, or the failure to renew effective bargaining agreements; (7) risks related to disruptions in the overall global economy, persistent inflation, supply chain disruptions, and the financial markets that may adversely impact our business; (8) risk of catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; (9) risks related to weather-related events and longer-term climate change patterns; (10) risks related to the failure of, inadequacy of, or attacks on our information technology systems and infrastructure; (11) risks that our restructuring programs may entail greater implementation costs or result in lower cost savings than anticipated; (12) risks related to future write-offs of substantial goodwill; (13) risks of competition, including foreign competition, in our existing and future markets; (14) risks related to market conditions associated with our share repurchase program; (15) risks related to market disruptions and increased market volatility; (16) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; (17) the risk that Glatfelter shareholder may not approve the transaction proposals; (18) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (19) risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner; (20) risks that the anticipated tax treatment of the proposed transaction is not obtained; (21) risks related to potential litigation brought in connection with the proposed transaction; (22) uncertainties as to the timing of the consummation of the proposed transaction; (23) risks and costs related to the implementation of the separation of the Berry Spinco from Berry., including timing anticipated to complete the separation, any changes to the configuration of the businesses included in the separation if implemented, as well as unexpected costs, charges or expenses resulting from the proposed transaction; (24) the risk that the integration of the combined companies is more difficult, time consuming or costly than expected; (25) risks related to financial community and rating agency perceptions of each of Berry and Glatfelter and its business, operations, financial condition and the industry in which they operate; (26) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (27) failure to realize the benefits expected from the proposed transaction; (28) the effects of the announcement, pendency or completion of the proposed transaction on the ability of the parties to retain customers and retain and hire key personnel and maintain relationships with their counterparties, and on their operating results and businesses generally; and (29) the other factors and uncertainties discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”). These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the registration statements, proxy statement/prospectus and other documents that will be filed with the SEC in connection with the proposed transaction. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. New factors may emerge from time to time, and it is not possible for us to predict new factors, nor can we assess the potential effect of any new factors on us. Accordingly, readers should not place undue reliance on those statements.  All forward-looking statements are based upon information available to us on the date hereof.  All forward-looking statements are made only as of the date hereof and we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transaction between Berry and Glatfelter. In connection with the proposed transaction, Berry and Glatfelter intend to file relevant materials with the SEC, including a registration statement for Spinco in connection with the separation and spin-off as well as a registration statement on Form S-4 by Glatfelter that will contain a proxy statement/prospectus of Glatfelter relating to the proposed transaction. This communication is not a substitute for the registration statements, proxy statement/prospectus or any other document which Berry and/or Glatfelter may file with the SEC. STOCKHOLDERS OF BERRY AND GLATFELTER ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENTS AND PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of the registration statements and proxy statement/prospectus (when available) as well as other filings containing information about Berry and Glatfelter, as well as Spinco, without charge, at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by Berry or Spinco will be made available free of charge on Berry’s investor relations website at https://ir.berryglobal.com. Copies of documents filed with the SEC by Glatfelter will be made available free of charge on Glatfelter's investor relations website at https://www.glatfelter.com/investors.

No Offer or Solicitation
This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to sell, subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offer or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in Solicitation
Berry and its directors and executive officers, and Glatfelter and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Glatfelter capital stock and/or the offering of securities in respect of the proposed transaction. Information about the directors and executive officers of Berry, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth under the caption “Security Ownership of Beneficial Owners and Management” in the definitive proxy statement for Berry’s 2024 Annual Meeting of Stockholders, which was filed with the SEC on January 4, 2024 (https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001378992/000110465924001073/tm2325571d6_def14a.htm). Information about the directors and executive officers of Glatfelter, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth under the caption “Ownership of Company Stock” in the proxy statement for Glatfelter's 2024 Annual Meeting of Shareholders, which was filed with the SEC on March 26, 2024 (https://www.sec.gov/ix?doc=/Archives/edgar/data/0000041719/000004171924000013/glt-20240322.htm). In addition, Curt Begle, the current President of Berry’s Health, Hygiene & Specialties Division, will be appointed as Chief Executive Officer of the combined company. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Company Contact Information
Dustin Stilwell
VP, Investor Relations
+1 (812) 306 2964
ir@berryglobal.com

Berry Global Group, Inc.
Consolidated Statements of Income (Unaudited)

	Quarterly Period Ended		Two Quarterly Periods Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023

Net sales	$3,076	$3,288	$5,929	$6,348
Costs and expenses:
Cost of goods sold	2,509	2,682	4,888	5,224
Selling, general and administrative	213	220	448	456
Amortization of intangibles	59	60	119	120
Restructuring and transaction activities	87	25	109	37
Operating income	208	301	365	511
Other expense	1	1	13	2
Interest expense, net	76	79	148	150
Income before income taxes	131	221	204	359
Income tax expense	15	47	29	79
Net income	$116	$174	$175	$280

Basic net income per share	$1.00	$1.44	$1.51	$2.29
Diluted net income per share	0.98	1.42	1.48	2.27

Outstanding weighted average shares (in millions)
Basic	115.6	120.7	115.6	122.2
Diluted	118.2	122.5	118.5	123.3

Condensed Consolidated Balance Sheets (Unaudited)

(in millions of USD)	March 30, 2024	September 30, 2023
Cash and cash equivalents	$494	$1,203
Accounts receivable	1,590	1,568
Inventories	1,694	1,557
Other current assets	286	205
Property, plant, and equipment	4,576	4,576
Goodwill, intangible assets, and other long-term assets	7,341	7,478
Total assets	$15,981	$16,587
Current liabilities, excluding current debt	2,317	2,703
Current and long-term debt	8,714	8,980
Other long-term liabilities	1,656	1,688
Stockholders’ equity	3,294	3,216
Total liabilities and stockholders' equity	$15,981	$16,587

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Two Quarterly Periods Ended
(in millions of USD)	March 30, 2024	April 1, 2023
Cash flows from operating activities:
Net income	$175	$280
Depreciation	309	279
Amortization of intangibles	119	120
Non-cash interest, net	(41)	(27)
Settlement of derivatives	23	36
Deferred income tax	(51)	(51)
Share-based compensation expense	30	30
Debt extinguishment	3	-
Loss on divestitures	57	-
Other non-cash operating activities, net	17	8
Changes in working capital	(641)	(507)
Net cash from operating activities	-	168

Cash flows from investing activities:
Additions to property, plant, and equipment, net	(333)	(385)
Divestitures, acquisitions and other activities	47	(88)
Net cash from investing activities	(286)	(473)

Cash flows from financing activities:
Repayments on long-term borrowings	(2,640)	(583)
Proceeds from long-term borrowings	2,350	500
Repurchase of common stock	(88)	(333)
Proceeds from issuance of common stock	24	18
Dividends paid	(70)	(65)
Other, net	(12)	11
Net cash from financing activities	(436)	(452)
Effect of currency translation on cash	13	43
Net change in cash and cash equivalents	(709)	(714)
Cash and cash equivalents at beginning of period	1,203	1,410
Cash and cash equivalents at end of period	$494	$696

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities	$-	$(168)
Additions to property, plant, and equipment (net)	(333)	(385)
Non-U.S. GAAP Free Cash Flow	$(333)	$(217)

Segment and Supplemental Comparable Basis Information (Unaudited)

	Quarterly Period Ended March 30, 2024
(in millions of USD)	Consumer Packaging - International	Consumer Packaging- North America	Health, Hygiene & Specialties	Flexibles	Total
Net sales	$968	$751	$646	$711	$3,076

Operating income	$3	$77	$33	$95	$208
Depreciation and amortization	81	57	45	31	214
Restructuring and transaction activities	76	7	5	(1)	87
Other non-cash charges	6	3	2	2	13
Operating EBITDA	$166	$144	$85	$127	$522

	Quarterly Period Ended April 1, 2023
Reported net sales	$1,059	$774	$677	$778	$3,288
Foreign currency, acquisitions & divestitures	(5)	12	8	5	20
Comparable net sales (1)	$1,054	$786	$685	$783	$3,308

Operating income	$75	$93	$34	$99	$301
Depreciation and amortization	77	54	44	25	200
Restructuring and transaction activities	12	7	5	1	25
Other non-cash charges	10	2	1	2	15
Foreign currency, acquisitions & divestitures	(1)	5	2	-	6
Comparable operating EBITDA (1)	$173	$161	$86	$127	$547

(1)
The prior year comparable basis change excludes the impacts of foreign currency, acquisitions, and divestitures.  Further details related to non-GAAP measures and reconciliations can be found under our “Non-GAAP Financial Measures and Estimates” section or in reconciliation tables in this release.

Reconciliation of Non-GAAP Measures

Reconciliation of Net income and earnings per share (EPS) to adjusted operating income, operating earnings before interest, tax, depreciation and amortization (EBITDA), and adjusted earnings per share (adjusted EPS)
(in millions of USD, except per share data amounts)

	Quarterly Period Ended		Two Quarterly Periods Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Net income	$116	$174	$175	$280
Add: other expense	1	1	13	2
Add: interest expense	76	79	148	150
Add: income tax expense	15	47	29	79
Operating income	$208	$301	$365	$511

Add: restructuring and transaction activities	87	25	109	37
Add: Impact of hyperinflation	—	—	15	—
Add: other non-cash charges (1)	13	15	36	37
Adjusted operating income (3)	$308	$341	$525	$585

Add: depreciation	155	140	309	279
Add: amortization of intangibles	59	60	119	120
Operating EBITDA (3)	$522	$541	$953	$984

Net income per diluted share	$0.98	$1.42	$1.48	$2.27
Other expense, net	0.01	0.01	0.11	0.02
Restructuring and transaction activities	0.74	0.20	0.93	0.29
Impact of hyperinflation	—	—	0.13	—
Amortization of intangibles from acquisitions (2)	0.50	0.49	1.01	0.97
Income tax impact on items above	(0.27)	(0.16)	(0.48)	(0.29)
Foreign currency, acquisitions, and divestitures		0.02		0.06
Adjusted net income per diluted share (3)	$1.95	$1.98	$3.17	$3.32

Estimated Fiscal 2024
Cash flow from operating activities	$1,350-$1,450
Net additions to property, plant, and equipment	(550)
Free cash flow (3)	$800-$900

(1)	Other non-cash charges are primarily stock compensation expense
(2)	Amortization of intangibles from acquisition are added back to better align our calculation of adjusted EPS with peers.
(3)
Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP.  Organic sales growth and comparable basis measures exclude the impact of currency translation effects and acquisitions.  These non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures.  Berry’s management believes that adjusted net income and other non-GAAP financial measures are useful to our investors because they allow for a better period-over-period comparison of operating results by removing the impact of items that, in management’s view, do not reflect our core operating performance.

We define “free cash flow” as cash flow from operating activities, less net additions to property, plant, and equipment.  We believe free cash flow is useful to an investor in evaluating our liquidity because free cash flow and similar measures are widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s liquidity.  We also believe free cash flow is useful to an investor in evaluating our liquidity as it can assist in assessing a company’s ability to fund its growth through its generation of cash.

We also use Adjusted operating income, Operating EBITDA, adjusted EPS and comparable basis measures, among other measures, to evaluate management performance and in determining performance-based compensation.  Operating EBITDA is a measure widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s performance.  We also believe EBITDA and Adjusted operating income are useful to an investor in evaluating our performance without regard to revenue and expense recognition, which can vary depending upon accounting methods.
     (BERY-F)